UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2004

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

     On December 8, 2004, the Organization and Compensation Committee of the registrant’s Board of Directors approved an executive retiree health care program for certain executive officers of the registrant. Pursuant to the program, designated executives will be entitled to retiree health care benefits after completing 5 years of service with the registrant that are similar to those available to the registrant’s employees who are eligible under the Visteon Retiree Medical Plan. Michael F. Johnston, President and Chief Executive Officer, James F. Palmer, Executive Vice President and Chief Financial Officer, and James C. Orchard, Executive Vice President, will enter into agreements providing for the foregoing. The form of executive retiree health care agreement is attached hereto as Exhibit 10.28.

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On December 9, 2004, the registrant issued a press release announcing that on December 8, 2004 its Board of Directors had appointed William G. Quigley, III as its Vice President, Corporate Controller and Chief Accounting Officer effective as of December 30, 2004. The press release, filed as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by this reference.

     Mr. Quigley, age 43, has been the Vice President and Controller — Chief Accounting Officer of Federal-Mogul Corporation since June 2001. Before that, he was Finance Director — Americas and Asia Pacific of Federal-Mogul since July 2000, and Finance Director — Aftermarket Business Operations of Federal-Mogul prior thereto.

     The registrant and Mr. Quigley entered into an “at will” employment memorandum dated as of December 7, 2004. The memorandum provides that Mr. Quigley will receive an annual base salary of $350,000 and a sign-on bonus of $350,000, payable in installments. The registrant also will grant Mr. Quigley options to purchase 20,000 shares of the registrant’s common stock at an exercise price equal to the market value of the registrant’s stock as of the date of hire, which shall vest annually over three years in equal installments, and 25,000 restricted stock units, which shall vest after three years, each in accordance with the Visteon Corporation 2004 Incentive Plan (the “Incentive Plan”). Mr. Quigley is also entitled to participate in the registrant’s annual incentive cash bonus program, with a guaranteed payment of $210,000 for 2005, and long-term incentive program, each as administered under the Incentive Plan, and he will generally receive health and welfare and other benefits consistent with the position. The memorandum also provides that Mr. Quigley will be entitled to a severance payment of at least twelve months of his base salary if his employment with the registrant is terminated without cause prior to the first anniversary of his hire date, and a severance payment of at least twelve months of his base salary plus $175,000 if his employment with the registrant is terminated without cause prior to the third anniversary, but after the first anniversary, of his hire date. Mr. Quigley is also entitled to enter into a “change of control” agreement with the registrant, which will contain provisions that are substantially similar to those provided to other officers as disclosed in the registrant’s 2004 Proxy Statement and referenced as exhibit 10.10 to the registrants’ 2003 Annual Report on Form 10-K.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.28	Form of Executive Retiree Health Care Agreement.
99.1	Press release dated December 9, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
Date: December 9, 2004	By:	/s/Stacy L. Fox
Stacy L. Fox
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description	Page
10.28	Form of Executive Retiree Health Care Agreement
99.1	Press Release dated December 9, 2004